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                                                                      EXHIBIT 21
                                                                2002 Plexus 10-K


1. Plexus Services Corp. ("Services"), a Nevada corporation and subsidiary of Plexus Corp.

         a. Plexus Electronic Assembly Corp. ("PEAC"), a Nevada corporation and subsidiary of Services

                  (i) Plexus International Sales and Logistics, LLC ("PISL"), a Delaware LLC and subsidiary of PEAC

                  (ii) Plexus QS, LLC, ("PQS") a Delaware LLC and subsidiary of PEAC

                  (iii) Plexus South, S. de R.L. de C.V., ("PSS") a Mexico entity and subsidiary of PISL and PQS (being merged into Plexus Electronica S. de R.L. de C.V.)

                  (iv) Plexus Electronica S.de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS

                  (v) Plexus de Servicios Management, S.de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS (being merged into Plexus Servicios, S. de R.L. de C.V.)

                  (vi) Plexus Servicios, S.de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS

                  (vii) Plexus Nampa LLC, a Delaware LLC and subsidiary of PEAC (being merged into PEAC)

         b. Plexus Technology Group, Inc., a Nevada corporation and subsidiary of Services.

         c. Plexus NPI Plus Corp., a Nevada corporation and subsidiary of Services (being merged into PEAC)

2. Plexus International Services, Inc. ("PISI"), a Nevada corporation and subsidiary of Plexus Corp.

         a. Plexus Corp. Limited ("PCL"), a United Kingdom corporation and subsidiary of PISI

                  (i) Plexus Corp. (UK) Limited ("PCUKL"), a United Kingdom corporation and subsidiary of PCL

                  (ii) Plexus Corp. (Kelso) Limited, a United Kingdom corporation and subsidiary of PCUKL (inactive)

                  (iii) Plexus Corp. (Maldon) Limited, a United Kingdom corporation and subsidiary of PCUKL (inactive)



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         b.       Plexus Technology Group, Limited, a United Kingdom corporation and subsidiary of PISI (inactive)

         c. Plexus International, LLC, an Oregon limited liability company and subsidiary of PISI

         d. Plexus Asia, Ltd. ("PAL"), a British Virgin Islands corporation

                  (i) Plexus (Xiamen) Co., Ltd., a Peoples' Republic of China corporation and subsidiary of PAL

                  (ii) Plexus Manufacturing Sdn. Bhd., a Malaysia corporation and subsidiary of PAL

3.       QTRON, Inc., a California corporation and subsidiary of Plexus Corp.

4.       Plexus ABS, Inc., a Nevada corporation and subsidiary of Plexus Corp.

5. PTL Information Technology Services Corp., a Nevada corporation and subsidiary of Plexus Corp.

6. Plexus Property Holding Corp., a Nevada corporation and subsidiary of Plexus Corp.